UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Dated April 25, 2013

of

AGCO CORPORATION

A Delaware Corporation

IRS Employer Identification No. 58-1960019

SEC File Number 1-12930

4205 River Green Parkway

Duluth, Georgia 30096

(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on April 25, 2013. The following matters were voted upon and the results of the voting were as follows:

(1)	To elect eight directors to serve as directors until the annual meeting in 2014 or until their successors have been duly elected and qualified. The nominees, Messrs. Benson, Deml, Furlan, Minnich, Richenhagen, Shaheen and Visser and Ms. Srinivasan were elected to the Company’s board of directors. The results follow:

Nominee	For	Against	Abstain
P. George Benson	71,702,146	1,773,722	813,172
Wolfgang Deml	71,183,638	2,290,845	814,557
Luiz F. Furlan	71,554,872	1,921,046	813,122
George E. Minnich	73,321,810	152,446	814,784
Martin H. Richenhagen	69,815,313	2,621,391	1,852,336
Gerald L. Shaheen	73,317,630	157,938	813,472
Mallika Srinivasan	71,886,105	1,583,620	819,315
Hendrikus Visser	71,181,613	2,292,410	815,017

In addition to the votes reported above, there were 7,852,785 broker non-votes for this proposal.

(2)	To approve the material terms of the performance goals for qualified performance-based compensation under the AGCO Corporation Amended and Restated Management Incentive Plan pursuant to section 162 (m) of the Internal Revenue Code. The results follow:

For	Against	Abstain
72,202,123	1,770,639	316,278

In addition to the votes reported above, there were 7,852,785 broker non-votes for this proposal.

(3)	To consider a non-binding advisory resolution relating to the compensation of the Company’s named executive officers. The results follow:

For	Against	Abstain
69,835,668	4,133,243	320,079

In addition to the votes reported above, there were 7,852,835 broker non-votes for this proposal.

(4)	To ratify the appointment of the Company’s independent registered public accounting firm for 2013. The results follow:

For	Against	Abstain
80,804,048	1,022,565	315,212

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Andrew H. Beck

Andrew H. Beck Senior Vice President and Chief Financial Officer

Dated: April 30, 2013